EXHIBIT 99.7
                                DELTA MILLS, INC.
                           DELTA MILLS MARKETING, INC.
                            108-1/2 Courthouse Square
                                  P.O. Box 388
                         Edgefield, South Carolina 29824



                                 January 7, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re: Registration Statement on Form S-4 (the "Registration Statement"),
             Commission File No. 333-37617


Ladies and Gentlemen:

Delta Mills, Inc., a Delaware corporation (the "Company"), and Delta Mills Marketing, Inc., a Delaware corporation (the "Guarantor"), have filed with the Commission the Registration Statement with respect to the Company's 9 5/8% Senior Notes due 2007, Series B, issued by the Company and guaranteed by the Guarantor (such Notes, together with the guarantee thereof, the "Exchange Notes"), to be issued under an Indenture dated as of August 25, 1997 between the Company, the Guarantor and the Bank of New York, as Trustee (the "Trustee"). In connection with the Registration Statement, the Company and Guarantor hereby undertake to file via post-effective amendment as an exhibit to the Registration Statement an opinion of counsel authorized to practice law in the State of New York (the "Opinion") to the following effect: To the extent governed by the laws of the state of New York, when executed and delivered by the Company and the Guarantor and duly authenticated by the Trustee, the Exchange Notes will be legally issued and valid and binding obligations of the Company and the Guarantor, except that enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought. The Opinion shall also contain such customary exceptions and limitations as shall be acceptable to the Commission. The Company and Guarantor hereby undertake that no closing shall occur with respect to the exchange offer contemplated by the Registration Statement until the post-effective amendment described above shall be made and declared effective by the Commission.

We appreciate your assistance in this matter.

                                         DELTA MILLS, INC.
                                         DELTA MILLS MARKETING, INC.


                                         By: /s/
                                            ------------------------------
                                                  Bettis C. Rainsford
                                         Executive Vice President, Treasurer
                                                  & Chief Financial Officer


pc: Ms. Anita Karu
    Mr. H. Christopher Owings